U.S. Securities and Exchange Commission
                            Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported) June 15, 1999

                                 RENTECH, INC.
            (Exact name of registrant as specified in its charter)

  Colorado                      0-19260                       84-0957421
  (State of incorporation)      (Commission File Number)   (IRS Employer
                                                      Identification No.)

  1331 17th Street, Suite 720, Denver, Colorado 80202              80202
  (Address of principal executive offices)                     (Zip Code)

                                (303) 298-8008
            (Registrant's telephone number, including area code)

                                     N/A
       (Former name or former address, if changed since last report)


  Item 5.  Other Materially Important Events.

       Rentech has entered into an agreement to provide technical services to Texaco Energy Systems, Inc., a division of Texaco, Inc. Rentech will pursue a research effort integrating Rentech's Fischer-Tropsch (F-T) process technology with Texaco's Gasification Process to produce liquid hydrocarbon products including a clean burning, sulfur and aromatic free diesel fuel.

       The agreement calls for technical and developmental work to be carried out at the Rentech research and development facilities in Denver. The goal is to enhance process configuration and maximize the hydrocarbon yield from synthesis gas ("syngas") produced by the Texaco Gasification Process. Rentech's work has already been initiated and, under the terms of the agreement, will be carried out over the next 18 months.

       The new agreement advances the License Agreement the two companies signed on October 8, 1998. Under the License, Texaco will use Rentech's F-T technology in combination with Texaco's proprietary Gasification Process to produce liquid hydrocarbon products.






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       The Texaco Gasification Process produces synthesis gas by partial oxidation of carbon-based substances. The synthesis gas will be used as feedstock for Rentech's F-T technology, also known as gas-to-liquids technology. Rentech expects the combination of the two technologies will enable production of liquid hydrocarbons that are environmentally superior as well as converting many unuseable or unmarketable sources of energy into useful products.

       Texaco Energy Systems Inc. was recently formed to manage the company's extensive expertise in fuel conversion technologies to advance the development of commercially viable, environmentally beneficial alternative fuel systems based on the use of hydrocarbon feedstocks. In addition, Texaco Energy Systems leads Texaco's investigation of fuel cell technology for transportation and distributed power systems.

       Rentech has previously received an upfront license fee from Texaco and has been receiving monthly payments as advance royalties as well as monthly technical support fees. Under the terms of the technical services agreement, Rentech will continue to receive these monthly payments. Rentech will also be paid for the time spent on the work by its scientists and technicians and for the use of its research and development facilities and will be reimbursed for any other costs of the program. Rentech estimates that it will receive total payments for performing the technical services for Texaco, under the agreement, of up to $2 million over the next 18 months.

       Certain portions of this report constitute forward-looking statements about Rentech's plans, objectives and future performance. The words "anticipate," "believe," "expect," "estimate," "project," "substantial," "significant," "will," "may" and similar expressions identify forward-looking statements. Although Rentech believes its statements to be reasonable, the forward-looking statements involve risk and uncertainties. There can be no assurance that actual results, such as the ability of Rentech to obtain the described fees, royalties and other charges, complete the technical services agreement, and receive the anticipated payments, or realize the overall results of the program, will be achieved. Moreover, other risk factors, as described in the Company's periodic reports filed with the Securities and Exchange Commission, could cause actual results to differ from those anticipated by forward-looking statements contained in this report.











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                                  SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned "hereunto duly authorized.

                                      RENTECH, INC.


                                 By:  (signature)
                                      ------------------------------------
                                      Dennis L. Yakobson, President,
                                        and Chief Executive Officer


  Date: June 15, 1999